UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2009

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd. Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51.” (FAS 160).  The statement requires a for-profit entity that prepares consolidated financial statements to report noncontrolling (minority) interests in subsidiaries as a component of equity in its balance sheet.  Moreover, FAS 160 requires the entity to separately present the amount of consolidated net income attributable to noncontrolling interests in its income statement.

Buckeye Partners, L.P. (the “Partnership”) adopted FAS 160 on January 1, 2009, and, in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, the Partnership reflected the required changes in financial statement presentation for the periods presented in that report.  As a result of the retrospective presentation requirements of FAS 160, the Partnership also will reflect the changes in financial statement presentation for all prior periods presented in future filings.  These changes will have no effect on the previously reported amounts of net income allocated to the general partner and limited partners of the Partnership.

FAS 160 would affect financial statement presentation as of December 31, 2008 and 2007, and for each of the calendar years in the three-year period ended December 31, 2008, as follows:  Minority interests liability of $20.8 million and $21.5 million as of December 31, 2008 and 2007, respectively, would be reclassified on the consolidated balance sheet to noncontrolling interest, a separate component of partners’ capital.  In addition, other expense attributable to minority interests of $5.5 million, $5.3 million and $4.6 million for the years ended December 31, 2008, 2007 and 2006, respectively, would be reclassified and separately presented as net income attributable to noncontrolling interest on the consolidated statements of income.  This reclassification would increase net income, but the income attributable to noncontrolling interest would be subtracted from net income in determining net income attributable to the Partnership’s unitholders.  Therefore, as noted above, this reclassification would have no effect on the previously reported amounts of net income allocated to the general partner and limited partners of the Partnership.  The Partnership has concluded that the reclassifications described above would not be material to its financial position as of December 31, 2008 and 2007 or to its results of operations for each of the calendar years in the three-year period ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	WILLIAM H. SCHMIDT, JR
William H. Schmidt, Jr.
Vice President, General Counsel and Secretary

Dated: May 22, 2009